UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2015

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

4.01	Changes in Registrant’s Certifying Accountants.

Our former registered independent public accountant (for the fiscal year ending December 31, 2014), Terry L. Johnson, declined to stand for re-election. Mr. Johnson so informed the registrant during a telephone conversation with another accountant who works for the registrant on or just before April 30, 2015. During the past 2 years the accountant’s report on the financial statements did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Company’s Board of Directors (consisting of one director, Mrs. Francine Lavoie) accepted the declination not to stand for re-election. During the preceding 2 fiscal years there were no disagreements with Mr. Johnson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or disclosure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreement(s) in the report.

Following approval by the Board of Directors on July 27, 2015; on July 24, 2015, the Company engaged Patrick D. Heyn, CPA, of Atlantis, Florida, as our new registered independent public accountant for the fiscal year ending December 31, 2015. During the fiscal years ended December, 31, 2014 and December 31, 2013 and prior to July 24, 2015 (the date of the new engagement), we did not consult with Mr. Heyn regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by Mr. Heyn, in either case where written or oral advice provided by Mr. Heyn would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2015

By: /s/ Francine Lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer, Controller and Sole Member of the Board of Directors

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